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[LOGO OF FBR]

For Immediate Release
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Investor Contact: David Allan, FBR (703) 469-1080
Media Contact: Melanie Nelson, FBR (703) 312-9623
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                  FRIEDMAN BILLINGS RAMSEY GROUP, INC. REPORTS
                             FIRST QUARTER RESULTS

      Company Pursuing New Investment Bank Model with Launch of `fbr.com',
                      First Public Online Investment Bank;

    Online Capability Attractive to Issuers Seeking Electronic Distribution

WASHINGTON, D.C., April 28, 1999 Friedman Billings Ramsey Group, Inc. (NYSE:FBG) today reported first quarter net income of $45,000 or $0.00 per share versus net income of $15.6 million or $0.31 per share in the first quarter of 1998. Revenue for the first quarter amounted to $22.1 million compared with $68.0 million in the first quarter of 1998.

Emanuel J. Friedman, Chairman and CEO said, "It is significant that, with little underwriting activity in the first quarter, FBR reported a break-even quarter. These results reflect the benefit of our low fixed cost structure, as well as the success of our efforts to reduce non-revenue-producing expenses."

"We are especially pleased that we are seeing increased capital markets activity for the firm in the second quarter. Indeed, we're already seeing the results of our initiatives in newer sectors of focus such as energy and insurance. Our backlog of total activity looks the best it has looked in 12 months," Friedman said.

"We're particularly enthusiastic about the launch of fbr.com, which positions Friedman Billings Ramsey as the first leading IPO underwriter to make individual online investors a major focus of its IPO strategy," Friedman said. "fbr.com is a new online investment bank, backed by FBR's years of research and underwriting experience. We were one of the first in the industry to recognize the Internet as a powerful business driver when we underwrote the IPOs for Security First Network Bank, the predecessor of Security First Technologies (NASDAQ:SONE), and TeleBanc Financial (NASDAQ:TBFC)."

"Friedman Billings Ramsey today has capabilities and proprietary content that differentiate fbr.com from competitors," Friedman said. "We have raised more than $17.9 billion in capital, we have analyst research on 430 companies and we have proven asset management services, which are already in place for the power of electronic distribution. That gives us a distinct competitive advantage and sets fbr.com apart."

                                   -- more --
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The Company noted that with virtually no `brick and mortar' retail operation, it is able to make the online customer the exclusive focus of its retail channel efforts. The Company also said it expects fbr.com to help attract investment banking clients who are increasingly seeking an electronic distribution channel.

Friedman concluded, "We believe our online presence will leverage every facet of our business going forward -- in our areas of traditional strength such as technology, banks, thrifts, specialty finance and real estate -- as well as our newer areas of focus including energy, insurance, healthcare information technology, consumer and industrial growth companies. We're now in an excellent position to attack what we see as an extremely robust market for online capital raising."

Investment Banking
------------------

Revenue from investment banking totaled $6 million in the first quarter. W. Russell Ramsey, President of FBR, said, "While the first quarter was on a par with the fourth quarter of last year as a slow period for underwriting, we once again showed strength in private placements. Notable private placements for the Company included a $48 million private placement for GreenPoint Financial Corp. and a $12 million private placement for DVD Express, an emerging online retailer of DVDs."

"In terms of public offerings, we were a co-manager for a secondary offering by MicroStrategy (NASDAQ:MSTR) and a highly successful IPO by Corporate Executive Board (NASDAQ:EXBD), as well as lead manager for a preferred stock offering by Atlantic Preferred Capital Corporation (NASDAQ:ATLPP), a REIT created by Atlantic Bank and Trust Company (NASDAQ:ATLB)," Ramsey said.

"We're encouraged by a growing pipeline in the second quarter for underwriting and M&A activity, notably in the technology and energy sectors," Ramsey said. "We expect that fbr.com will attract investment banking clients, especially among those issuers seeking electronic distribution."

Asset Management
----------------

Revenues from asset management totaled $2.3 million in the first quarter. The Company ended the first quarter with $673 million in total assets under management, of which $490 million or 73 percent are incentive-based assets.

In the first quarter, three of FBR Technology Partners' portfolio companies registered to go public. The first of these, Proxicom (NASDAQ:PXCM), issued shares on April 20.

Vice Chairman and COO Eric F. Billings said, "We are pleased that three of our technology venture capital investment companies have already reached the public financing stage. We believe that this demonstrates the success of our venture capital initiatives, which were begun only two short years ago. With venture capital investments now in 16 companies, we expect to grow with these companies as their future financing needs grow."

                                   -- more --

"Assets under management, and especially incentive-based assets, continue to be an important profit center for our company," Billings said. "With fbr.com, we have a whole new means to attract and serve
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                                      -3-

the sophisticated investor. fbr.com will leverage our strengths in asset management by enabling us, among other things, to bring deals directly to the investor."

Billings concluded, "Our launch of fbr.com generated one new registration per minute on the first day and we continue to add registrations at a pace of over 1,000 per day. We believe we can generate the same kind of enthusiasm among accredited investors looking for innovative investment ideas."

Financial Condition
-------------------

As of March 31, 1999, FBR shareholders' equity was $176.9 million and book value per share was $3.63.

Friedman, Billings, Ramsey Group, Inc. had 48,733,128 common shares outstanding as of March 31, 1999. This amount reflects the Company's purchase of 1,421,927 shares since it announced a share repurchase program of up to 2.5 million shares on July 22, 1998.

Friedman Billings Ramsey Group, Inc. is a publicly traded, full-service investment banking firm. Asset management operations include private investment partnerships, venture capital and private equity partnerships, and the FBR family of mutual funds. Its wholly owned subsidiary, Friedman Billings Ramsey & Co., Inc. (FBR) makes a market in more than 400 securities and provides research coverage on 430 publicly traded companies. fbr.com is a division of FBR Investment Services, Inc., a wholly owned subsidiary of Friedman Billings Ramsey Group, Inc. and will provide access, as a selling group member, to IPOs underwritten by FBR and others.

              One Page of Financial Information Follows this Page

Statements concerning future performance, developments, negotiations or events, concerning expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions. For a more detailed explanation of these and other risks and uncertainties, refer to "Factors Affecting the Company's Business, Operating Results and Financial Condition" in the Company's Form 10-K for 1998, incorporated herein by reference.

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[LOGO OF FBR]
          FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF
          OPERATIONS
          (Dollars in thousands, except per share amounts)
          (Unaudited)

                                                                 Three months ended March 31,
                                                  -------------------------------------------------------
                                                         1999            %            1998            %
                                                  --------------    -----------   ------------    -------
REVENUES:
Investment banking                                       $ 6,048         27.4%        $51,371       75.6%
Institutional brokerage                                   10,096         45.8%         12,742       18.7%
Asset management fees                                      2,337         10.6%          3,169        4.7%
Gains and losses, net                                      1,045          4.7%         (2,917)      -4.3%
Interest and dividends                                     2,543         11.5%          3,619        5.3%
                                                  --------------    -----------   ------------    -------


         Total revenues                                   22,069        100.0%         67,984      100.0%
                                                  --------------    -----------   ------------    -------


EXPENSES:
Compensation and benefits                                 14,238         64.5%         28,343       41.7%
Business development                                       2,594         11.8%          6,806       10.0%
Interest                                                     507          2.3%          1,659        2.4%
Other                                                      4,685         21.2%          5,440        8.0%
                                                  --------------    -----------   ------------    -------


         Total expenses                                   22,024         99.8%         42,248       62.1%
                                                  --------------    -----------   ------------    -------


         Net income before income taxes                       45          0.2%         25,736       37.9%

Provision for income taxes                                     -          0.0%         10,157       15.0%
                                                  --------------    -----------   ------------    -------


         Net income                                      $    45          0.2%        $15,579       22.9%
                                                  ==============    ===========   ============    =======



Basic and diluted earnings per share                       $0.00                        $0.31
                                                  ==============                  ===========

Weighted average shares (in thousands)                    49,034                       50,029
                                                  ==============                  ===========